YOUTHSTREAM MEDIA NETWORKS, INC.

                      Amendment to Employment Agreement

                             As of June 20, 2000



     The Employment Agreement dated February 28, 2000 between Harlan D. Peltz and Youthstream Media Networks, Inc. is amended as follows:


     1. The second sentence of the second paragraph of the agreement (which states "The Company desires to secure the services of Peltz as its Chairman of the Board and Chief Executive Officer, and Peltz has agreed to serve the Company, on the terms set forth in this agreement.") is deleted.


     2. Section 1 is deleted in its entirety and the following is substituted:


            "1. Employment. During the term of Peltz's employment under this agreement, the Company shall employ Peltz, and Peltz shall serve the Company, as the Company's Chief Corporate Strategist. Peltz shall have such duties and responsibilities as he and the Company's board of directors and Chief Executive Officer from time to time may agree upon, and he shall devote all such time to the performance of his duties as he may determine necessary to perform them properly. Peltz shall report to the Company's board of directors (and not to any other officer of the Company)."




                              YOUTHSTREAM MEDIA NETWORKS, INC.


                              By: /s/ JAMES G. LUCCHESI
                                  --------------------------------------
                                  James G. Lucchesi
                                  President and Chief Executive Officer



                                  /s/ HARLAN PELTZ
                                  --------------------------------------
                                    Harlan Peltz